SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 29, 1997

                              NET LNNX, INC.
 ..............................................................................
              (Exact name of Registrant as specified in its charter)

Pennsylvania                     0-14614                      23-1726390
 ..............................................................................
(State or other jurisdiction   (Commission                   (IRS Employer
 of incorporation)              File Number)               Identification No.)

          324 Datura Street, Suite 150, West Palm Beach, Florida  33401
 ..............................................................................
          (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code: (561) 659-1196
 ..............................................................................
        (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On December 31, 1996, Net Lnnx, Inc. ("the Company") entered into a Stock Purchase Agreement ("Agreement") with R. H. Financial Services, Inc. ("RHF"), of 408 Gulf Road, North Palm Beach, Florida 33408, to sell 500,000 shares of newly issued common stock of the Company, or approximately 25.6% of the issued and outstanding common stock of the Company. Simultaneously, RHF executed a Voting Trust Agreement (the "Voting Trust Agreement") with Robert
C. Hackney, giving RHF the right to vote an additional 314,000 shares of the Company's common stock for a period of two years. As a result of the above, RHF controlled the voting rights to approximately 41.7% of the issued and outstanding common stock of the Company. On January 4, 1997, Ronald W. Hayes, Jr. ('Hayes"), President of RHF was appointed President of the Company.

     The Agreement required RHF to pay consideration totalling $300,000, with $25,000 payable at closing on December 31, 1996 (the "Closing Date"), $25,000 payable on January 14, 1997 with the remaining consideration to be paid pursuant to a promissory note (the "Note") with $50,000 payable on January 31, 1997, and $50,000 payable on each of March 31, June 30, September 30 and December 31, 1997.

     RHF made the initial payment of $25,000 due on the December 31, 1996 closing date and made no other payments pursuant to the Agreement as of the date of this report.

     On January 31, 1997, the Company's board of directors ("Board") unanimously decided that the Agreement and the Note underlying the Agreement ought to be reformed as a result of a number of unforeseen and unknown facts and events discovered by RHF and the Company subsequent to the Closing Date.

     On March 10, 1997, the Board unanimously adopted a plan submitted by Hayes to restructure the Agreement and Note. The terms of restructure are as follows:

     1. In exchange for RHF returning 458,333 shares to the Company, the Company shall cancel the entire Note and reform the Agreement to reflect a sale of 41,667 shares of the Company's stock to RHF in exchange for the $25,000 RHF paid on the Closing Date; and

     2. No late payment penalties shall be charged by the Company against RHF with respect to the $25,000 payable on January 14, 1997 and $50,000 payable on January 31, 1997, of which neither were paid.

     The Voting Trust Agreement remains in full force and effect.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
     1.     Addendum To Stock Purchase Agreement between the Company and RHF.
     2.     Cancellation of Instrument.
     3. The Stock Purchase Agreement and Voting Trust Agreement are incorporated by reference to the Company's Form 8-K filed 1/10/97.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Lnnx, Inc.


By:/s/ Ronald W. Hayes, Jr.
Ronald W. Hayes, Jr., President


Dated March 21, 1997